U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 17, 2006

                           NEOMEDIA TECHNOLOGIES, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       0-21743                 36-3680347
          --------                       -------                 ----------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
       Incorporation)                                        Identification No.)


 2201 Second Street, Suite 600, Fort
           Myers, Florida                                           33901
   -------------------------------                               ----------
   (Address of Principal Executive                               (Zip Code)
              Offices)

                                (239) - 337-3434
                          ----------------------------
                             (Registrant's Telephone
                          Number, including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Completion of Acquisition of Mobot, Inc.

      On February 9, 2006, NeoMedia Technologies, Inc. ("NeoMedia) and Mobot, Inc. (www.mobot.com) ("Mobot") signed a definitive merger agreement (the "Agreement"), subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Mobot in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock, calculated by dividing $6,500,000 by the volume-weighted average closing price of NeoMedia common stock for the ten day up to and including February 8, 2006.

      On February 17, 2006, NeoMedia and Mobot completed the closing requirements and the acquisition became effective.

      Mobot is a pioneer in visual search and recognition technology designed to make marketing effective and innovative using mobile devices. Launched in 2004 to help companies cultivate rewarding relationships with the world's 1.5 billion mobile phone users, Mobot gives marketers, content providers and carriers the tools to make it easy for any consumer with a camera phone to interact with their offerings.

      This Form 8-K/A is being filed as Amendment No. 1 to NeoMedia's Form 8-K filed with the SEC on February 21, 2006, in order to provide the financial statements required by Items 7(a) and (b) of Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Acquired Business - Mobot, Inc.

         Report of Independent Registered Public Accounting Firm

         Balance sheet as of December 31, 2005

         Statements of operations for the years ended December 31, 2005 and 2004

         Statements of stockholders' deficit for the years ended December 31, 2005 and 2004

         Statements of cash flows for the years ended December 31, 2005 and 2004

         Notes to financial statements for the years ended December 31, 2005 and 2004

(b) Pro Forma Financial Information

         Pro forma combined balance sheet as of December 31, 2005 (unaudited)

         Pro forma combined statement of operations for the twelve months ended December 31, 2005 (unaudited)

(c) Exhibits
         23.1 Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

(a) Financial Statements of Acquired Business - Mobot, Inc.

             Report of Independent Registered Public Accounting Firm

To the Board of Directors of Mobot, Inc.
Lexington, Massachusetts

We have audited the accompanying balance sheet of Mobot, Inc. as of December 31, 2005, and the related statements of operations, stockholders' deficit and cash flows for the years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobot, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses and cash used for operations, working capital and stockholders' deficit raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
April 3, 2006

Mobot, Inc.
Balance Sheet
December 31, 2005
--------------------------------------------------------------------------------

Assets
Current assets:
   Cash and equivalents                                                     $   908,897
   Accounts receivable, net of allowance for doubtful accounts of $33,750        78,350
   Other current assets                                                           8,333
                                                                            -----------

           Total current assets                                                 995,580
                                                                            -----------

Property and equipment, net of accumulated depreciation                          21,615
Intangible assets, net of accumulated amortization                               12,970
Other assets                                                                      7,303
                                                                            -----------

           Total Assets                                                     $ 1,037,468
                                                                            ===========

Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable and accrued expenses                                    $   344,555
   Deferred revenue                                                             235,956
   Notes payable to NeoMedia Technologies, Inc.                               1,500,000
   Accrued payroll                                                              100,000
   Accrued interest, including $22,455 to NeoMedia Technologies, Inc.            48,400
                                                                            -----------

           Total current liabilities                                          2,228,911
                                                                            -----------

Convertible debentures                                                          500,000
                                                                            -----------

Commitments and Contingencies                                                        --

Stockholders' deficit:
   Common stock, $0.01 par value, 10,000 shares
    authorized, 1,834 shares issued and outstanding                                  19
   Additional paid-in capital                                                       825
   Accumulated deficit                                                       (1,692,287)
                                                                            -----------

           Total stockholders' deficit                                       (1,691,443)
                                                                            -----------

              Total Liabilities and Stockholders' Deficit                   $ 1,037,468
                                                                            ===========

The accompanying notes form an integral part of these financial statements.

Mobot, Inc.
Statements of Operations
--------------------------------------------------------------------------------

                                                    Year Ended       Year Ended
                                                   December 31,     December 31,
                                                       2005             2004
                                                   ------------     ------------

Net revenue                                         $   300,127     $        --
                                                    -----------     -----------

Operating expenses:
   Research and development expenses                    552,121              --
   Selling and marketing expenses                       665,243          22,448
   General and administrative expenses                  514,432         190,245
                                                    -----------     -----------

       Total operating expenses                       1,731,796         212,693
                                                    -----------     -----------

Operating loss                                       (1,431,669)       (212,693)

Other income (expense):
   Interest income                                          844             303
   Interest expense - including $22,455 to
     NeoMedia Technologies, Inc.                        (43,127)         (5,945)
                                                    -----------     -----------

Loss before provision for income taxes               (1,473,952)       (218,335)

Provision for income taxes                                   --              --
                                                    -----------     -----------

Net loss                                            $(1,473,952)    $  (218,335)
                                                    ===========     ===========

The accompanying notes form an integral part of these financial statements.

Mobot, Inc.
Statements of Stockholders' Deficit
--------------------------------------------------------------------------------

                                                             Common Stock
                                                    ----------------------------       Additional
                                                    Stockholders'                       Paid-In        Accumulated
                                                       Shares           Amount          Capital          Deficit           Deficit
                                                    -----------      -----------      -----------      -----------      -----------
Balance, January 1, 2004                                  1,000      $        10      $        --      $        --      $        10

Restricted stock issued for cash
 at $1.00 per share                                          70                1               69               --               70

Restricted stock issued for cash
 at $1.00 per share with a
 forfeiture clause                                          560                6              554               --              560

Restricted stock issued for cash
 at $1.00 per share                                          29               --               29               --               29

Net loss                                                     --               --               --         (218,335)        (218,335)
                                                    -----------      -----------      -----------      -----------      -----------

Balance, December 31, 2004                                1,659               17              652         (218,335)        (217,666)

Restricted stock issued for cash
 at $1.00 per share with a forfeiture
 clause                                                     250                3              247               --              250

Shares repurchased                                          (75)              (1)             (74)              --              (75)

Net loss                                                     --               --               --       (1,473,952)      (1,473,952)
                                                    -----------      -----------      -----------      -----------      -----------

Balance, December 31, 2005                                1,834      $        19      $       825      $(1,692,287)     $(1,691,443)
                                                    ===========      ===========      ===========      ===========      ===========

The accompanying notes form an integral part of these financial statements.

Mobot, Inc.
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                         Year Ended      Year Ended
                                                        December 31,    December 31,
                                                            2005             2004
                                                        -----------     -----------
Cash flows from operating activities:
   Net loss                                             $(1,473,952)    $  (218,335)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Provision for doubtful accounts                         33,750              --
     Depreciation and amortization                            4,591             555
     Changes in operating assets and liabilities:
       Accounts receivable                                 (112,100)             --
       Other current assets                                  (5,395)         (2,937)
       Other asset                                               --          (7,303)
       Accounts payable and accrued expenses                323,870          20,684
       Deferred revenue                                     235,956              --
       Accrued interest                                      42,455           5,945
       Accrued payroll                                      100,000              --
                                                        -----------     -----------
           Net cash used for operating activities          (850,825)       (201,391)
                                                        -----------     -----------

Cash flows used for investing activities:
   Purchase of property and equipment                       (20,665)         (4,278)
   Purchase of intangible assets                             (9,788)         (5,000)
                                                        -----------     -----------
           Net cash used for investing activities           (30,453)         (9,278)
                                                        -----------     -----------

Cash flows provided by financing activities:
   Proceeds from notes payable - NeoMedia
     Technologies, Inc.                                   1,500,000              --
   Convertible debenture                                         --         500,000
   Issuance of common stock for cash                            250             659
   Repurchase of common stock                                   (75)             --
                                                        -----------     -----------
           Net cash provided by financing activities      1,500,175         500,659
                                                        -----------     -----------

Net increase in cash and cash equivalents                   618,897         289,990

Cash and cash equivalents, beginning of year                290,000              10
                                                        -----------     -----------

Cash and cash equivalents, end of year                  $   908,897     $   290,000
                                                        ===========     ===========

The accompanying notes form an integral part of these financial statements.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(1)    Basis of Presentation and Summary of Operations:

       Basis of Presentation

            Mobot, Inc., a Massachusetts corporation referred to as "Mobot" or the "Company," was originally incorporated under the laws of Delaware under the name Ilumena Corporation on September 8, 2003 (inception) and had no activity during the year ended December 31, 2003. On September 16, 2004, the Board of Directors approved to have the Company's name officially changed to Mobot, Inc. Mobot is in the business of connecting consumers using any camera phone on any wireless carrier to brands, mobile content and commerce. Complex codes, navigation or changes to cross-media campaigns are not required.

       Going Concern

            The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported net losses of approximately $1,474,000 and $218,000, for the years ended December 31, 2005 and 2004, and has an accumulated deficit of approximately $1,692,000 as of December 31, 2005. In addition, the Company had a cash balance of approximately $909,000, and a working capital deficit of ($1,233,000) as of December 31, 2005. These factors raise substantial doubts about the Company's ability to continue as a going concern. These statements do not include any adjustments that might result from the outcome of this uncertainty.

            The Company was acquired by NeoMedia Technologies, Inc. ("NeoMedia") on February 17, 2006. The management of Mobot expect NeoMedia to fund its working capital. The report of independent registered public accounting firm on NeoMedia's financial statements for the year ended December 31, 2005 also expressed substantial doubts about NeoMedia's ability to continue as a going concern. The Company and Neomedia cannot be certain that anticipated revenues from operations will be sufficient to satisfy its ongoing capital requirements. Management's belief is based on the Company's operating plan, which in turn is based on assumptions that may prove to be incorrect. If the Company's financial resources are insufficient the Company or Neomedia may require additional financing in order to execute its operating plan and continue as a going concern. The Company or NeoMedia cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company and NeoMedia may be unable to implement its current plans for expansion, repay its obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(2)   Summary of Significant Accounting Policies:

      Revenue Recognition Policy

            The Company sells its products in the form of software license fees. These license fees are classified as either exclusivity fees or customer initiation fees. Exclusivity fees are initially deferred at the time a customer is invoiced, and subsequently recognized ratably over the term of the contract. Customer initiation fees are also deferred and recognized over the period during which the Company implements its products and supports its customers' marketing campaigns, in no event does less than the license period, if applicable.

            The Company records revenue in accordance with SEC Staff Accounting Bulletin No. 104 ("SAB 104") Revenue Recognition in Financial Statements SAB No. 104 which requires that sales be recognized when persuasive evidence of an arrangement exists, the price to the customer is fixed and determinable, delivery of the service has occurred and collectibility is reasonably assured.

       Development Stage Company

            The Company had not generated any revenues since inception through the period ended December 31, 2004. In January 2005, the Company's products became generally available and is no longer considered a development stage company. During the year ended December 31, 2005, the Company generated revenues of approximately $300,000 and is fully operational.

       Use of Estimates

            The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires the Company's management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangibles, valuation of stock based compensation, valuation allowances for deferred income tax assets, accounts receivable, accruals and other factors. Actual results could differ from those estimates.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(2)    Summary of Significant Accounting Policies (Continued):

       Cash and Equivalents

            For the purposes of the balance sheet and statement of cash flows, all highly liquid investments with original maturities of three months or less are considered cash equivalents. The Company maintains bank accounts with balances which, at times, that may exceed federally insured limits. The Company has not experienced any losses on such accounts. The Company believes it is not exposed to any significant risk on bank deposit accounts. The Company had a cash balance of approximately $909,000 and $290,000, respectively, as of December 31, 2005, and December 31, 2004, of which both amounts exceeded the federally insured limit.

       Property and Equipment

            Property and equipment consists primarily of computer equipment having an estimated useful life of 3 years and are carried at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. Repairs and maintenance are charged to expense as incurred.

            Upon retirement or sale, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining life of the asset.

       Intangible Asset

            Intangible asset consists of a domain name and is carried at cost, net of accumulated amortization. Amortization is calculated using the straight-line method over estimated useful life of 5 years. Upon retirement or sale, cost and accumulated amortization are removed from the accounts and any gain or loss is reflected in the statement of operations.

       Income Taxes

            In accordance with SFAS No. 109, "Accounting for Income Taxes", income taxes are accounted for using the assets and liabilities approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The Company has recorded a 100% valuation allowance as of December 31, 2005.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(2)    Summary of Significant Accounting Policies (Continued):

       Advertising Costs

            The Company expenses the cost of advertising and promoting its services as incurred. For the years ended December 31, 2005, and December 31, 2004, there were no advertising expenses incurred.

       Fair Value of Financial Instruments

            For certain of the Company's financial instruments, including cash, short-term borrowings, accounts payable and other accrued liabilities, the carrying amounts approximate fair value due to their short-term maturities. The fair value of long-term obligations approximates its carrying value as the existing contract interest rates are comparable to market rates currently offered to the Company for similar debt instruments with similar maturities.

        Deferred Compensation

            During 2005, the Company accrued compensation payable to Russell Gocht, President and Chief Executive Officer in the amount of $100,000, plus applicable withholding taxes of approximately $8,000. This balance was paid in February 2006.

       Research and Development Costs

            The Company incurred research and development costs of approximately $552,000 during 2005. These costs are expensed as incurred.

       Customer Concentration and Other Risks

            The Company sells it products worldwide. During 2005, three customers accounted for approximately 84% of the Company's revenues.

            As of December 31, 2005, two customers accounted for approximately 88% of the Company's accounts receivable balance.

       Comprehensive loss

            The Company did not present comprehensive loss on its statements of operations because comprehensive loss consists of net loss only.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(3)    Recently Issued Accounting Pronouncements:

            In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment"("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management has evaluated the impact of SAB 107 and does not believe the adoption will have a material impact on its financial position or results of operations or cash flows.

            In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its financial position or results of operations or cash flows.

            In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by achange in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on their financial position, results of operations and cash flows.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(3)    Recently Issued Accounting Pronouncements (continued):

            On June 15-16, 2005 the Emerging Issue Task Force meeting discussed Effect of a Liquidated Damages Clause on a Free standing Financial Instrument Subject to EITF 05-04 Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The Task Force further discussed (a) whether a registration rights penalty meets the definition of a derivative and (b) whether the registration rights agreement and the financial instrument to which it pertains should be considered as a combined freestanding instrument or as separate freestanding instruments. Additionally, some Task Force members expressed a preference for evaluating a liquidated damages provision based on the probable amount that the issuer would pay rather than the maximum amount. The Task Force was not asked to reach a consensus on this Issue. The Task Force asked the FASB staff to obtain additional information about how entities currently evaluate and account for registration rights agreements in practice. Additionally, the Task Force asked the FASB staff to analyze registration rights penalties in comparison with other penalties that do not meet the definition of a derivative. Further discussion is expected at a future meeting.

            In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements , which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. The Company does not expect the provisions of this consensus to have a material impact on the financial position, results of operations or cash flows.

            In December 2004 the FASB issued two Staff Positions -- FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------
(3)    Recently Issued Accounting Pronouncements (continued):

            In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities filing as small business issuers will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes the impact will not be significant to the Company's overall results of operations or financial position.

            The FASB has issued FASB Statement No. 155, Accounting for Certain Hybrid Instruments. This standard amends the guidance in FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. The FASB believes the issuance of Statement 155 provides for the following:

                  - clarifies which interest-only strips and principal-only
                    strips are not subject to the requirements of Statement 133;

                  - establishes a requirement to evaluate interests in
                    securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

                  - clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

                  - amends Statement 140 to eliminate the prohibition on a
                    qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(3)    Recently Issued Accounting Pronouncements (continued):

            The provisions of Statement 155 nullify Derivatives Implementation Group (DIG) Issue C4, "Interest-Only and Principal-Only Strips," and amends DIG Issues B39, "Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor," and D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." A reference to Statement 155 will also be made in several other DIG issues even though the guidance in those DIG issues has not been nullified or partially nullified.

            Statement 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

            The Company does not expect the adoption of this pronouncement to have a material impact to the financial position, results of operation and cash flows.

(4)    Property and Equipment:
                                                           December 31,
                                                               2005

            Computer equipment                           $       23,217
            Office equipment                                      1,726
                                                         --------------
                                                                 24,943
            Less: accumulated depreciation                       (3,328)
                                                         ---------------
            Property and equipment, net                  $       21,615
                                                         ==============

       Depreciation expense was $3,105 and $223 for the years ended December 31, 2005 and 2004 respectively.

(5)    Intangible Assets:
                                                           December 31,
                                                               2005

            Domain name                                  $        5,000
            Patents and trademarks                                9,788
                                                         --------------
                                                                 14,788
            Less: accumulated amortization
                Domain name                                      (1,328)
                Patents and trademarks                             (490)
                                                         --------------
                     Total accumulated amortization              (1,818)
                                                         --------------
            Intangible assets, net                       $       12,970
                                                         ==============

       Amortization expense was $1,486 and $332 for the years ended December 31, 2005 and 2004, respectively.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(6)    Convertible Debentures:

            In August and October of 2004, the Company entered into two five-year $250,000 convertible debenture financing agreements. These agreements accrue interest at 4% per annum and can be paid after twelve months with no prepayment penalties. The Company accrued interest on the debentures in the amount of $20,000 and $5,945, for the years ended December 31, 2005 and December 31, 2004, respectively. Neither agreement has a repayment schedule and are payable in full, including accrued interest, at August and October of 2009.

            The debentures have conversion rights that allows for the debentures to be converted into 333 shares of the Company's common stock only as follows: (1) from and after the date that is twelve months following the closing, if the Company has not completed a major equity financing, resulting in proceeds to the Company of at least $3 million prior to such date, (2) in the event of an initial public offering, (3) in the event of a sale of the Company. In the event of an initial public offering or sale of the Company, the Company will notify the debenture holders they have the right to convert the debentures within ten days of such notice at a conversion rate of $1,500 per share. The debentures did not have a beneficial conversion feature.

            The debentures also have stock warrants that are issuable upon conversion or exchange of the debentures at 50% of the number of shares converted to common shares. The fair value of the warrants has been determined to be nominal using the minimal value approach under SFAS 123 and has not been recorded by the Company.

(7)    Income Taxes:

            The Company has net operating loss carryforwards of approximately $1,054,000. The loss carryforwards begin to expire in 2023. The Company believes it is more likely than not that it will not realize the future tax benefits of its operating loss carry forwards and has provided a full valuation allowance as of December 31, 2005.

          The components of current and deferred income tax expense (benefit) are as follows:

                                                  December 31,      December 31,
                                                      2005                 2004
                                                 -------------      -----------
              Current:
                    State                        $           -      $         -
                    Federal                                  -                -
              Deferred:
                    State                                    -                -
                    Federal                                  -                -
                                                 -------------      -----------
                    Net income tax expense       $           -      $         -
                                                 =============      ===========

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(7)    Income Taxes, (continued):

       A reconciliation of income taxes between the statutory and effective tax rates on income before income taxes is as follows:

                                                                   December 31,               December 31,
                                                                       2005                      2004
                                                              ----------------------      ------------------
           Computed federal statutory income tax
             expense (benefit)                                $             (501,000)     $          (74,000)
                State income tax, net of federal                             (47,000)                (13,500)
                Other                                                         (2,500)                    200
           Change in valuation allowance                                     550,500                  87,300
                                                              ----------------------      ------------------
                                                              $                    -      $                -
                                                              ======================      ==================

       The components of deferred income taxes are as follows:

                                                                                              December 31,
                                                                                                   2005
          Deferred tax (assets) liabilities:
                Net operating loss carry forward                                          $         (422,000)
                Accrued expenses                                                                    (152,800)
                Deferred revenue                                                                     (63,000)
                                                                                          -------------------
                         Net deferred tax assets                                                    (637,800)
                         Valuation allowance                                                         637,800
                                                                                          ------------------
                                                                                          $                -
                                                                                          ==================

            Under the Internal Revenue Code, substantial changes in the Company's ownership may limit the amount of net operating loss carry forwards that can be utilized in any one year to offset future taxable income.

(8)    Notes Payable - NeoMedia Technologies, Inc.:

            On July 27, 2005, Mobot signed a non-binding Letter of Intent ("Letter of Intent") to be purchased by NeoMedia Technologies, Inc. ("NeoMedia"), of Fort Myers, Florida. NeoMedia has three distinct business units, NeoMedia Internet Software Service that offers technologies if linking the physical world to the internet, NeoMedia Consulting and Integration Services that offers resale of computer hardware and software and NeoMedia Micro Paint Repair that offers technologies in the micro paint industry.

            The Letter of Intent calls for NeoMedia to acquire all of the outstanding shares of Mobot in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The LOI is subject to due diligence by both parties.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(8)    Notes Payable - NeoMedia Technologies, Inc., continued:

            On July 28, 2005, Mobot borrowed from NeoMedia the principal amount of $600,000 in the form of an unsecured promissory note. The Note will be forgiven upon signing of a definitive purchase agreement for the acquisition of all of the outstanding shares of Mobot by NeoMedia, as contemplated by the Letter of Intent. In the event the acquisition is not consummated, the Note will become due 90 days after written notice of cancellation of the Letter of Intent. In the event the Letter of Intent is terminated and the Note is not repaid within 90 days of such cancellation, the note will convert into shares of Mobot common stock with a value equal to the unpaid principal and accrued interest on the Note. The Note accrues interest at a rate of 6% per annum and at December 31, 2005, accrued interest amounted to $22,455.

            In the event a definitive purchase agreement is not executed by the parties, or the Letter of Intent is not terminated by September 26, 2005, Mobot has the right to demand an additional $200,000 loan from NeoMedia. On September 26, 2005, Mobot exercised its right and received the additional $200,000 loan. Further, in the event a definitive purchase agreement is not executed by the parties or the Letter of Intent is not terminated by October 26, 2005, Mobot has the right to demand an additional $200,000 loan from NeoMedia. On October 26, 2005, Mobot exercised its right and received the additional $200,000 loan. In addition, on December 15, 2005, the Company received an additional $500,000 of cash proceeds. Both of the additional loans are in the form of unsecured promissory notes subject to the same terms as the original $600,000 note. At December 31, 2005, the total outstanding balance due to NeoMedia Technologies, Inc. was $1,500,000. (See note 11)

            The Company evaluated these transactions for beneficial conversion features and embedded derivatives and concluded that there were none. The conversion price would be at market rate.

(9)    Stockholders' Deficit:

       Common Stock

            Each of the ten holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully-paid, and non-assessable.

       Forfeiture Clause

            During 2005, the Company issued for cash 250 shares to key employees. If employment with the Company terminates before four years from the date of issuance, the employee will be required to forfeit a certain number of shares, based upon a predetermined schedule. The Company retains the right to purchase back any forfeited shares at the original sale price of $1 per share.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(9)    Stockholders' Deficit, continued:

       Equity Incentive Plan

            On September 16, 2004, the Company adopted an incentive plan called the "2004 Equity Incentive Plan" providing for the issuance of up to 900 shares of the Company's common stock pursuant to grants of restricted stock or stock options under the plan.

            The Company issued 659 and 175 net shares of restricted stock under the plan from September 16, 2004 to December 31, 2004 and January 1, 2005 to June 13, 2005, respectively to employees, directors, consultants, and advisors. The value of these shares were established at $1 at the outset of the plan, based on the then current business conditions. The fair value of the shares granted during 2004 and 2005, as estimated by management, approximated $1 per share since the Company was undercapitalized, was in early stage of development and bore significant economic risks. The net proceeds amounted to $659 and $175 from the sale of these shares during 2004 and 2005, respectively.

            The Company also granted 22 shares of performance based options to a consultant on February 23, 2005, of which, 0 options vested. The fair value of these options has been determined to be nominal using the minimal value approach under SFAS 123 and has not been recorded by the Company.

            There were no restricted shares issued, or options granted, between June 13, 2005 and December 31, 2005.

       Issuance and Repurchase of Common Stock

            During November 2004, the Company issued common stock to a contractor. The agreement allowed for the contractor to acquire all of the common stock upon acceptance of employment from the Company. During January 2005, the contractor declined the offer of employment by the Company. The Company repurchased the common stock.

(10)   Commitments and Contingencies:

            Operating Lease

            The Company leases its office facility under an operating lease with an expiration date of April 30, 2006. For the year ended December 31, 2005, and December 31, 2004, Mobot incurred rent expense of approximately $48,000 and $6,000, respectively. The Company has approximately $18,000 of future minimum payments under the non-cancelable operating lease.

            Litigation

            In the normal course of business the Company is subject to various claims and litigation. The Company does not currently have any pending or threatening litigation.

Mobot, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

(11)   Subsequent Events:

            On February 9, 2006, NeoMedia and Mobot, Inc. ("Mobot") signed a definitive merger agreement under which NeoMedia acquired all of the outstanding shares of Mobot in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock, calculated by dividing $6,500,000 by the volume-weighted average closing price of NeoMedia common stock for the ten day up to and including February 8, 2006. On February 17, 2006, NeoMedia and Mobot completed the closing requirements and the acquisition became effective. As of December 31, 2005, NeoMedia had loaned Mobot $1,500,000, which was forgiven upon the effective closing date.

            Prior to closing, the convertible debentures (see note 6) were converted into 333 shares of Mobot's common stock and was included in the sale transaction. The related warrants were canceled and all rights waived. There were no additional shares of Mobot common stock issued in the period January 1, 2006 to February 17, 2006. All options (see note 9) lapsed as of the closing. As provided by the debentures, the accrued interest was forgiven at closing.

(b) Pro Forma Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.  Basis of Presentation

Acquisition of Mobot, Inc.

On February 17, 2006, NeoMedia Technologies, Inc. ("NeoMedia) acquired all of the outstanding shares of Mobot, Inc. (www.mobot.com) ("Mobot") in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as stock consideration was calculated using a share price of $0.3839. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.3839, NeoMedia is obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. In addition to cash and stock, at closing NeoMedia forgave notes payable totaling $1,500,000 due from Mobot. This amount is considered other additional consideration in the purchase price allocation.

Mobot is a pioneer in visual search and recognition technology designed to make marketing effective and innovative using mobile devices. Launched in 2004 to help companies cultivate rewarding relationships with the world's 1.5 billion mobile phone users, Mobot gives marketers, content providers and carriers the tools to make it easy for any consumer with a camera phone to interact with their offerings.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisition of Mobot as if it had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of Mobot for the year ended December 31, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the acquisition of Mobot as if it had occurred as of December 31, 2005.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia and Mobot without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia and Mobot believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia's financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005, and with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included herein).

2.  Preliminary Purchase Price Allocation

A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made for Mobot. The allocation reflected in the unaudited pro forma combined financial statements is based on management's best judgment and estimate of the fair values of intangible assets being acquired, and should be considered preliminary and is subject to the completion of a comprehensive independent valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein.

Any additional consideration issued pursuant to the stock purchase price protection clause would also change the purchase price allocation.

3.  Pro forma Net Loss Per Share

The pro forma basis and dilutive net loss per share are based on the weighted average number of shares of pro forma NeoMedia's common stock as if the shares issued to acquire Mobot had been issued at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

                           NeoMedia Technologies, Inc.
              Unaudited Pro-forma Condensed Combined Balance Sheet
                                December 31, 2005
                          (In thousands of US Dollars)

                                                                           (A)             (A)
Pro-forma Pro-forma
ASSETS                                                                  NeoMedia          Mobot        Adjustments      Consolidated
                                                                       --------------------------     ------------      ------------
Current assets:                                                            *            *              (unaudited)       (unaudited)
       Cash and cash equivalents                                       $   2,291        $     909        $  (3,500)       $    (300)
       Trade accounts receivable, net                                        341               78               --              419
       Inventories, net                                                      423               --               --              423
       Investment in marketable securities                                   104               --               --              104
       Prepaid expenses and other current assets                             151                8               --              159
                                                                       ---------        ---------        ---------        ---------
          Total current assets                                             3,310              995           (3,500)             805

       Property and equipment, net                                           236               22               --              258
       Capitalized patents, net                                            3,134               --               --            3,134
       Micro paint repair chemical formulations and
       proprietary process                                                 1,450               --               --            1,450
       Customer contracts and relationships                                    0               --              400  (C)         400
       Capitalized software platform                                           0               --            5,000  (C)       5,000
       Other intangible assets                                               246               20              200  (C)         466
       Goodwill                                                            1,099               --            5,608  (C)       6,707
       Advances to Mobot, Inc.                                             1,500               --           (1,500)              --
       Cash surrender value of life insurance policy                         769               --               --              769
       Other long-term assets                                                667               --              (17) (D)         650
                                                                       ---------        ---------        ---------        ---------

            Total assets                                               $  12,411        $   1,037        $   6,191        $  19,639
                                                                       =========        =========        =========         =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
       Accounts payable                                                $   1,574        $     344               --        $   1,918
       Accrued expenses                                                    1,844              148               --            1,992
       Amounts payable under settlement agreements                            97               --               --               97
       Taxes payable                                                          80               --               --               80
       Deferred revenues and other                                           898              236               --            1,134
       Liabilities in excess of assets of discontinued
       business unit                                                         676               --               --              676
       Notes and loans payable                                             3,015            1,500           (1,500) (E)       3,015
                                                                       ---------        ---------        ---------        ---------
            Total current liabilities                                      8,184            2,228           (1,500)           8,912
                                                                       ---------        ---------        ---------        ---------

       Convertible debentures                                                 --              500             (500) (F)          --

Shareholders' deficit:
       Preferred stock                                                        --               --               --               --
       Common stock (B)                                                    4,676               --              224  (C)       4,900
       Additional paid-in capital                                        106,456                1            6,275  (C)     112,732
       Deferred equity financing costs                                   (13,256)              --               --          (13,256)
       Deferred stock-based compensation                                    (169)              --               --             (169)
       Accumulated other comprehensive loss                                 (177)              --               --             (177)
       Retained earnings (accumulated deficit)                           (92,524)          (1,692)           1,692  (C)     (92,524)
       Treasury stock                                                       (779)              --               --             (779)
                                                                       ---------        ---------        ---------        ---------
          Total shareholders' deficit                                      4,227           (1,691)           8,191           10,727
                                                                       ---------        ---------        ---------        ---------
            Total liabilities and shareholders' deficit                $  12,411        $   1,037        $   6,191        $  19,639
                                                                       =========        =========        =========        =========

* - Derived from audited financial statements

Pro-forma Adjustments

(A)- Balance sheets are presented as of December 31, 2005

(B)- As of December 31, 2005, NeoMedia's $0.01 par value common stock consists of 1,000,000,000 authorized shares, 475,387,910 historical shares and 630,833,644 pro forma shares issued; and 467,601,717 historical shares and 623,047,451 pro forma shares outstanding.

(C)- Adjustment for stock and cash issued to acquire Mobot, assuming acquisitions occurred as of December 31, 2005. Adjustment includes the elimination of $1 paid-in capital of Mobot. The pro forma purchase price was calculated as follows:

    Pro forma number of shares of NeoMedia to be issued as purchase price
       consideration                                                                22,413,793
x   NeoMedia closing stock price around December 31, 2005 (measurement date)            $0.290
                                                                                   -----------
       Total stock consideration                                                    $6,500,000
       Plus cash consideration                                                      $3,500,000
                                                                                   -----------
           Pro forma purchase price                                                $10,000,000
                                                                                   ===========

     In accordance with SFAS 141 and EITF 99-12, for the purposes of this unaudited pro forma balance sheet, the fair value of the stock to be issued as purchase price consideration is assumed to be $0.29 per share, which was the average closing price of NeoMedia common stock for the three days up to and including December 31, 2005 (the measurement date). There are no additional options, warrants, or other stock-based consideration expected to be issued as part of the purchase price in connection with the acquisition. The acquisition of Mobot was completed on February 17, 2006. The actual number of shares issued as stock consideration in the acquisition was 16,931,493.

     Based on NeoMedia's stock price around the measurement date of December 31, 2005, and the balance sheets of NeoMedia and Mobot as of December 31, 2005, the pro forma purchase price would be allocated as follows:

                                                                                      (in thousands
                                                                                          of US
                                                                                         dollars,
                                                                                          except
                                                                                          share
                                                                                         amounts)
                                                                                      -------------
          Purchase Price Consideration
          Cash                                                                               $3,500

          Pro forma number of shares of NeoMedia common stock issued                     22,413,793
          /  NeoMedia closing stock price around December 31, 2005 (measurement
          date)                                                                               $0.29
                                                                                      -------------
          Pro forma fair value of shares issued as purchase price consideration              $6,500

          Purchase-related costs                                                                 17
          Other purchase consideration                                                        1,500
                                                                                      -------------

            Total fair value expected to be treated as purchase price consideration         $11,517
                                                                                      =============

          Assets Purchased
          Cash and cash equivalents                                                            $909
          Trade accounts receivable, net                                                         78
          Prepaid expenses and other current assets                                               8
          Property and equipment, net                                                            22
          Customer contracts and relationships (i)(ii)                                          400
          Capitalized software platform (i)(iii)                                              5,000
          Other intangible assets (i)(iv)                                                       220
          Goodwill (i)(v)                                                                     5,608
                                                                                      -------------
                                                                                             12,245
                                                                                      -------------

          Liabilities Assumed
          Accounts payable                                                                      344
          Accrued expenses                                                                      148
          Deferred revenues and other current liabilities                                       236
                                                                                      -------------
                                                                                                728
                                                                                      -------------

            (i) - For purposes of these unaudited pro forma financial
                  statements, the excess of fair value of consideration paid over net book value for Mobot is allocated to the following intangible asset categories: customer contracts and relationships, capitalized software platform, other intangible assets, and goodwill. The allocation is made based on NeoMedia management's judgment and best estimate of the value of each category for each business. As of this filing, NeoMedia has not completed an independent valuation of such intangible assets. NeoMedia is in the process of performing an independent valuation of Mobot's intangible assets, and a final allocation of the purchase price of each entity will be made based on the results of such valuation, to be completed no more than one year from closing. It is important to note that the final independent valuation could vary materially from the pro forma allocation presented above. The Company expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter form 10-Q in August 2006.

           (ii) - Customer contracts and relationships consist of the customers of each business that are under contract, as well as prospects identified for potential future business, the fair value of which is calculated as the discounted after-tax expected earnings from current and identified customers. NeoMedia expects to assign an amortization period of 5 years to this class of assets.

          (iii) - Capitalized software platforms consist of proprietary software systems acquired. NeoMedia expects to assign an amortization period of 7 years to this class of assets.

           (iv) - Other intangible assets consist of brand names and other proprietary copyrighted materials. NeoMedia expects to assign an amortization period of 7-10 years to this class of assets.

            (v) - The remaining excess of purchase price paid over fair value of assets and liabilities assumed is allocated to goodwill, and as such, is not assigned a depreciable life. Goodwill will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

(D)- Adjustment to eliminate acquisition-related costs paid by NeoMedia in 2005 that are included in the purchase price allocation

(E)- Adjustment to eliminate note payable from Mobot to NeoMedia that was forgiven at closing.

(F)- Adjustment to eliminate Mobot convertible debentures that were converted prior to closing. As a result, the above unaudited condensed consolidated pro forma balance sheet is shown assuming the debentures are converted prior to the pro forma closing date.

                           NeoMedia Technologies, Inc.
         Unaudited Pro-forma Combined Condensed Statement of Operations
                      For the Year Ended December 31, 2005
               (In thousands of US Dollars, except per share data)

                                                                                                    Pro-forma
                                                                  (A)               (A)               Adjust-           Pro-forma
                                                               NeoMedia            Mobot               ments          Consolidated
                                                             -------------      -------------      -------------      -------------
NET SALES:                                                         *                 *              (unaudited)        (unaudited)
       License fees                                          $         523                 --                 --      $         523
       Resale of software and
          technology equipment and service fees                        354                 --                 --                354
       Micro paint product and service revenue                       1,279                 --                 --              1,279
       Mobot license and service revenue                                --                300                 --                300
                                                             -------------      -------------      -------------      -------------
          Total net sales                                            2,156                300                 --              2,456
                                                             -------------      -------------      -------------      -------------

COST OF SALES:
       License fees                                                    453                 --                 --                453
       Resale of software and
          technology equipment and service fees                        206                 --                 --                206
       Micro paint direct cost of revenue                              913                 --                 --                913
       Mobot license and service revenue                                --                 --                714 (B)            714
                                                             -------------      -------------      -------------      -------------
          Total cost of sales                                        1,572                 --                714              2,286
                                                             -------------      -------------      -------------      -------------

GROSS PROFIT                                                           584                300               (714)               170

       Selling, general and administrative
       expenses                                                      7,561              1,180                111 (B)          8,852
       Impairment charge                                               335                 --                 --                335
       Research and development costs                                  934                552                 --              1,486
                                                             -------------      -------------      -------------      -------------

Income (loss) from operations                                       (8,246)            (1,432)              (826)           (10,504)
       Loss on extinguishment of debt, net                             172                 --                 --                172
       Inpairment charge on investments                               (780)                --                 --               (780)
       Interest income (expense), net                                 (293)               (42)                --               (335)
                                                             -------------      -------------      -------------      -------------

Income before provision for income taxes                            (9,147)            (1,474)              (826)           (11,447)
       Provision for income taxes                                       --                 --                 --                 --
                                                             -------------      -------------      -------------      -------------

Net income (loss)                                                   (9,147)            (1,474)              (826)           (11,447)

Other comprehensive income (loss):
       Unrealized loss on marketable securities                       (146)                --                 --               (146)
       Foreign currency translation adjustment                          29                 --                 --                 29
                                                             -------------      -------------      -------------      -------------

Comprehensive income (loss)                                  $      (9,264)     $      (1,474)     $        (826)     $     (11,564)
                                                             =============      =============      =============      =============

NET INCOME (LOSS) PER
       SHARE--BASIC AND DILUTED                              $       (0.02)                                           $       (0.02)
                                                             =============                                            =============

COMPREHENSIVE INCOME (LOSS)
       PER SHARE--BASIC AND DILUTED                          $       (0.02)                                           $       (0.02)
                                                             =============                                            =============

Weighted average number
       of common shares-basic and diluted                      451,857,851                            24,904,215 (C)    476,762,066
                                                             =============                         =============      =============

* - Derived from audited financial statements

Pro-forma Adjustments

(A)- All results shown are for the year ended December 31, 2005

(B)- Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisition of Mobot had occurred on January 1, 2005. It is important to note that the actual allocation and estimated useful lives of intangible assets acquired that will be adopted based on an independent valuation could vary from the estimates presented herein. Such a difference could cause a material difference between the actual periodic amortization charges that NeoMedia will record in its statement of operations, and the amortization amount shown above. Estimated useful lives are based on management's best estimate of the purchase price allocation, and have not been finalized based on the results of an independent valuation.

(C)- Adjustment for shares that would have been issued in connection with acquisitions if they had occurred on January 1, 2005, calculated as follows:

NeoMedia stock price around January 1, 2005 (measurement date)            $0.261
Total stock consideration                                             $6,500,000
                                                                      ----------
    Pro forma number of shares of NeoMedia to be issued as purchase
    price consideration                                               24,904,215
                                                                      ==========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NeoMedia Technologies, Inc.
                                          (Registrant)

Date: May 2, 2006                         By: /s/ Charles T. Jensen
                                             --------------------------------
                                          Charles T. Jensen, President,
                                          Chief Executive Officer and Director

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
   23.1         Consent of Stonefield Josephson, Inc., independent auditors of
                Mobot, Inc.